Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Revenue	$125,317	$112,668	$238,079	$219,615
Cost of operations	51,596	54,243	98,539	107,714
Sales and marketing	31,422	31,822	62,355	61,925
General and administrative	24,282	21,746	47,816	50,768
Depreciation and amortization	6,635	6,713	13,488	13,643
Interest income	17	34	38	45
Interest expense	5,832	5,832	11,664	11,668
Gain on investments	—	—	—	8,074
Other expense	1,353	1,097	1,353	2,297

Income (loss) from continuing operations before income tax provision (benefit)	4,214	(8,751)	2,902	(20,281)
Income tax provision (benefit)	1,603	(2,649)	1,829	(6,402)

Income (loss) from continuing operations	2,611	(6,102)	1,073	(13,879)
Income from discontinued operations, net of tax	—	508	—	508

Net income (loss)	$2,611	$(5,594)	$1,073	$(13,371)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.05	$(0.12)	$0.02	$(0.26)
Income from discontinued operations	—	0.01	—	0.01

Net income (loss)	$0.05	$(0.11)	$0.02	$(0.25)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.05	$(0.12)	$0.02	$(0.26)
Income from discontinued operations	—	0.01	—	0.01

Net income (loss)	$0.05	$(0.11)	$0.02	$(0.25)

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	49,315	49,615	49,161	52,692

Diluted	50,925	49,615	50,175	52,692

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue
Public portal advertising and sponsorship	$105,783	$93,744	$199,221	$181,520
Private portal services	19,534	18,924	38,858	38,095

	$125,317	$112,668	$238,079	$219,615

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$29,241	$14,238	$50,530	$25,489

Interest, taxes, non-cash and other items (b)
Interest income	17	34	38	45
Interest expense	(5,832)	(5,832)	(11,664)	(11,668)
Income tax (provision) benefit	(1,603)	2,649	(1,829)	6,402
Depreciation and amortization	(6,635)	(6,713)	(13,488)	(13,643)
Non-cash stock-based compensation	(11,224)	(9,381)	(21,161)	(26,281)
Gain on investments	—	—	—	8,074
Other expense	(1,353)	(1,097)	(1,353)	(2,297)

Income (loss) from continuing operations	2,611	(6,102)	1,073	(13,879)
Income from discontinued operations, net of tax	—	508	—	508

Net income (loss)	$2,611	$(5,594)	$1,073	$(13,371)

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net income (loss).

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Cash and cash equivalents	$1,026,139	$991,835
Accounts receivable, net	103,793	106,622
Prepaid expenses and other current assets	17,520	13,882
Deferred tax assets	10,232	10,328

Total current assets	1,157,684	1,122,667

Property and equipment, net	61,223	66,604
Goodwill	202,104	202,104
Intangible assets, net	14,970	16,105
Deferred tax assets	52,711	56,039
Other assets	24,182	27,106

Total Assets	$1,512,874	$1,490,625

Liabilities and Stockholders’ Equity
Accrued expenses	$53,338	$64,256
Deferred revenue	98,325	92,176
Liabilities of discontinued operations	1,506	1,506

Total current liabilities	153,169	157,938

2.25% convertible notes due 2016	400,000	400,000
2.50% convertible notes due 2018	400,000	400,000
Other long-term liabilities	22,498	22,698

Stockholders’ equity	537,207	509,989

Total Liabilities and Stockholders’ Equity	$1,512,874	$1,490,625

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$1,073	$(13,371)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(508)
Depreciation and amortization	13,488	13,643
Non-cash interest, net	2,163	2,163
Non-cash stock-based compensation	21,161	26,281
Deferred income taxes	856	(6,870)
Gain on investments	—	(8,074)
Changes in operating assets and liabilities:
Accounts receivable	2,829	24,501
Prepaid expenses and other, net	(3,060)	(4,469)
Accrued expenses and other long-term liabilities	(10,665)	(9,128)
Deferred revenue	6,149	1,230

Net cash provided by operating activities	33,994	25,398

Cash flows from investing activities:
Proceeds received from ARS option	—	9,269
Purchases of property and equipment	(7,367)	(16,606)

Net cash used in investing activities	(7,367)	(7,337)

Cash flows from financing activities:
Proceeds from exercise of stock options	10,340	816
Cash used for withholding taxes due on stock-based awards	(1,745)	(1,958)
Purchases of treasury stock	(1,281)	(173,910)
Excess tax benefit on stock-based awards	363	—

Net cash provided by (used in) financing activities	7,677	(175,052)

Net increase (decrease) in cash and cash equivalents	34,304	(156,991)
Cash and cash equivalents at beginning of period	991,835	1,121,217

Cash and cash equivalents at end of period	$1,026,139	$964,226